FOR IMMEDIATE RELEASE
Contact: Andrew Gordon, President & CEO
Telephone: (718) 832-0800

Coffee Holding Co., Inc. Reports Year End Earnings

BROOKLYN, New York - January 31, 2008. Coffee Holding Co., Inc. (AMEX:JVA) today announced its operating results for the year ended October 31, 2007. In this release, the Company:

•	Reports sales growth of 12.2% for 2007 compared to 2006;

•	Reports net income of $937,316 for the year ended October 31, 2007; and

•	Reports net income of $0.17 per share (basic and diluted) for the year ended October 31, 2007.

Net income increased $237,234, or 33.9%, to $937,316 or $0.17 per share (basic and diluted) for the year ended October 31, 2007 compared to $700,082 or $.13 per share (basic and diluted) for the year ended October 31, 2006. The increase in net income primarily reflects increased net sales, partially offset by increased cost of sales and increased operating expenses.

Net sales totaled $57,423,417 for the year ended October 31, 2007, an increase of $6,252,215 or 12.2% from $51,171,202 for the year ended October 31, 2006. The increase in net sales reflects a 4.6% increase in coffee pounds sold from 34.9 million pounds in 2006 to 36.5 million pounds in 2007. The increase in pounds of coffee sold is the result of increased sales of our branded and specialty green coffees. Sales of our flagship Hispanic espresso brands, Café Caribe and Café Supremo, increased once again. The number of our customers in the specialty green coffee area grew approximately 22.4% to 344 customers, due in part to the hiring of two new green coffee salespersons in Florida and Oregon during the year. The specialty green coffee area is the fastest growing segment of the coffee market and we believe that our customer base and sales will continue to grow in this area.

“We are proud of our company’s accomplishments during the past twelve months as we’ve once again achieved our goals of both top line and bottom line growth during this period. This is now the fifth consecutive year we’ve grown our revenues by double digits, 12.2 % in fiscal 2007, while maintaining a respectable EPS of $0.17 in fiscal 2007 during a time when commodity prices in general have soared to unprecedented heights due to the weaker US$. This was especially true for both the U.S. and London coffee markets as well as the U.S. energy market. Nonetheless, we’ve proven once again that our horizontally integrated business model is able to withstand and overcome these obstacles which would otherwise inhibit the profitability of many other coffee companies,” said Andrew Gordon, President and Chief Executive Officer.

“Also, we are pleased with the results of the termination and resulting outcome of the litigation associated with the breakup of our Florida joint venture. We were able to recoup our equipment and $269,000 in cash, which mitigated our losses extensively. We can now begin to focus on our more successful joint venture, Generations Coffee LLC, which has been profitable for the last six (6) months and has grown its revenue to approximately $334,000.

Finally, 2008 will be the year we launch our exciting new line of Entenmann’s coffee products; voted the #2 brand idea for 2007 by Brandweek.com. We anticipate this to be one of the most widely anticipated launches for retail coffee items since the Dunkin Donuts launch in 2007.”

About Coffee Holding

Coffee Holding is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding has been a family operated business for three generations and has remained profitable through varying cycles in the coffee industry and the economy. The Company’s private label and branded coffee products are sold through the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi unit retail customers.

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. It is possible that the assumptions made by management for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

COFFEE HOLDING CO., INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
OCTOBER 31, 2007 AND 2006

	2007	2006

- ASSETS -
CURRENT ASSETS:
Cash	$890,649	$1,112,165
Commodities held at broker	3,468,530	4,330,489
Accounts receivable, net of allowances of $136,781 and $480,349 for 2007 and 2006, respectively	7,130,467	6,534,848
Inventories	4,472,097	2,899,543
Prepaid expenses and other current assets	502,240	328,544
Prepaid and refundable income taxes	236,406	302,003
Deferred income tax assets	279,000	221,000
TOTAL CURRENT ASSETS	16,979,389	15,728,592

Property and equipment, at cost, net of accumulated depreciation of $4,542,490 and $4,159,274 for 2007 and 2006, respectively	2,651,960	2,138,951
Investment in joint venture	-	408,798
Due from joint venture	-	73,658
Deposits and other assets	765,368	631,859
TOTAL ASSETS	$20,396,717	$18,981,858

- LIABILITIES AND STOCKHOLDERS' EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$6,791,690	$4,828,689
Line of credit borrowings	897,191	2,542,881
Income taxes payable	9,161	-
TOTAL CURRENT LIABILITIES	7,698,042	7,371,570

Deferred income tax liabilities	145,000	12,300
Deferred compensation payable	351,332	256,284
TOTAL LIABILITIES	8,194,374	7,640,154

MINORITY INTEREST	-	-

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; none issued	-	-
Common stock, par value $.001 per share; 30,000,000 shares authorized, 5,529,830 shares issued; 5,514,930 shares outstanding for 2007 and 5,529,830 shares outstanding in 2006	5,530	5,530
Additional paid-in capital	7,327,023	7,327,023
Retained earnings	4,946,467	4,009,151
Less: Treasury stock, 14,900 common shares, at cost in 2007	(76,677)	-
TOTAL STOCKHOLDERS' EQUITY	12,202,343	11,341,704
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$20,396,717	$18,981,858

COFFEE HOLDING CO., INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED OCTOBER 31, 2007, 2006 AND 2005

	2007	2006	2005

NET SALES	$57,423,417	$51,171,202	$41,545,345

COST OF SALES	49,128,961	43,575,963	33,875,973

GROSS PROFIT	8,294,456	7,595,239	7,669,372

OPERATING EXPENSES:
Selling and administrative	6,026,361	5,585,787	4,854,018
Writedown of amount due from dissolved joint venture	192,860	-	-
Bad debt expense	38,990	29,093	270,000
Officers' salaries	584,151	616,052	574,245
TOTALS	6,842,362	6,230,932	5,698,263

INCOME FROM OPERATIONS	1,452,094	1,364,307	1,971,109

OTHER INCOME (EXPENSE)
Interest income	131,537	128,967	50,363
Other income	-	65,310	-
Equity in loss from dissolved joint venture	(91,340)	(176,911)	-
Management fee income	12,026	44,403	-
Writedown of investment in dissolved joint venture	(33,000)	-	-
Interest expense	(109,260)	(130,101)	(110,684)
TOTALS	(90,037)	(68,332)	(60,321)

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST IN SUBSIDIARY	1,362,057	1,295,975	1,910,788

Provision for income taxes	418,175	602,059	725,653

INCOME BEFORE MINORITY INTEREST	943,882	693,916	1,185,135

Minority interest in earnings (loss) of subsidiary	(6,566)	6,166	-

NET INCOME	$937,316	$700,082	$1,185,135

Basic and diluted earnings per share	$.17	$.13	$.25

Weighted average common shares outstanding:

Basic	5,525,408	5,529,830	4,721,327
Diluted	5,595,408	5,599,830	4,776,757

COFFEE HOLDING CO., INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED OCTOBER 31, 2007, 2006 AND 2005

	2007	2006	2005
OPERATING ACTIVITIES:
Net income	$937,316	$700,082	$1,185,135
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	383,216	431,750	373,106
Writeoff of leasehold improvements	38,918	-	-
Bad debt expense	38,990	29,093	270,000
Deferred income taxes	74,700	56,200	(173,200)
Loss from dissolved joint venture	91,340	176,911	-
Writedown of investment in dissolved joint venture	33,000	-	-
Writedown of amount due from dissolved joint venture	192,860	-	-
Changes in operating assets and liabilities:
Commodities held at broker	861,959	(1,336,095)	(2,120,493)
Accounts receivable	(634,609)	(1,404,365)	(1,423,821)
Inventories	(1,572,554)	1,597,035	(2,238,289)
Prepaid expenses and other current assets	(173,696)	(56,003)	563,558
Prepaid and refundable income taxes	65,597	(290,374)	(11,629)
Due from dissolved joint venture	(110,505)	(73,658)	-
Deposits, other assets and other	(45,027)	(328,388)	(135,054)
Accounts payable and accrued expenses	1,963,001	397,112	(227,259)
Income tax payable	9,161	(218,864)	58,864
Net cash provided by (used in) operating activities	2,153,667	(319,564)	(3,879,082)

INVESTING ACTIVITIES:
Purchases of property and equipment including equipment deposit	(659,382)	(190,749)	(466,122)
Investment in dissolved joint venture	-	(585,709)	-
Security deposits	-	-	(8,025)
Net cash used in investing activities	(659,382)	(776,458)	(474,147)

FINANCING ACTIVITIES:
Principal payments on term loan	-	-	(252,000)
Net proceeds from public offering	-	-	6,436,016
Advances under bank line of credit	49,127,817	41,847,244	27,754,052
Principal payments under bank line of credit	(50,773,507)	(40,367,530)	(29,375,930)
Purchase of treasury stock	(76,677)	-	-
Principal payments of obligations under capital leases	-	(1,329)	(115,586)
Net cash (used in) provided by financing activities	(1,722,367)	1,478,385	4,446,552

MINORITY INTEREST	6,566	(5,666)	-
NET INCREASE (DECREASE) IN CASH	(221,516)	376,697	93,323

Cash, beginning of year	1,112,165	735,468	642,145

CASH, END OF YEAR	$890,649	$1,112,165	$735,468

SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Interest paid	$117,758	$121,844	$103,286
Income taxes paid	$287,480	$831,503	$460,744

COFFEE HOLDING CO., INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED OCTOBER 31, 2007, 2006 AND 2005

NONCASH INVESTING AND FINANCING ACTIVITIES:

During 2007, the Company received equipment valued at $275,761 originally contributed to the now dissolved joint venture.

On June 10, 2005, 10,000 shares of restricted stock valued at $24,650 were issued for services to be rendered.